Exhibit 10.21

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is made as of October 20, 2023, by and between ARE-MA REGION NO. 59, LLC, a Delaware limited liability company (“Landlord”), and KORRO BIO, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of August 10, 2020, as amended by that certain First Amendment to Lease dated as of March 2, 2021, and as further amended by that certain Second Amendment to Lease dated as of August 31, 2022 (the “Second Amendment”) (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises commonly known as (i) Suite 6-401, containing approximately 12,165 rentable square feet (the “Original Premises”) in that certain building located at 600/700 One Kendall Square, Cambridge, Massachusetts (the “600/700 Building”), and (ii) Suite 14-201, containing approximately 10,396 rentable square feet (the “1400 Building Premises”; with the Original Premises, collectively, the “Premises”) and that certain storage area commonly known as Suite 14-010, containing approximately 153 rentable square feet (the “Storage Area”), in that certain building located at 1400 One Kendall Square, Cambridge, Massachusetts (the “1400 Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Term of the Lease with respect to the entire Premises is scheduled to expire on December 31, 2023 (the “Existing Expiration Date”).

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, extend the Term of the Lease through September 30, 2024 (the “Extended Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Term. The Term of the Lease is hereby extended through the Extended Expiration Date. Tenant’s occupancy of the Premises and the Storage Area through the Extended Expiration Date shall be on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises or the Storage Area. Tenant shall have no right to extend the Term of the Lease beyond the Extended Expiration Date.
2.
Base Rent.
a.
Premises. Tenant shall continue paying Base Rent with respect to the Premises as provided in the Lease through the Existing Expiration Date. Commencing on January 1, 2024, Tenant shall pay Base Rent with respect to the Premises in the amount of $113.00 per rentable square foot of the Premises per year.
b.
Storage Area. Notwithstanding anything to the contrary contained in Section 11 of the Second Amendment, commencing on January 1, 2024, Tenant shall pay Base Rent with respect to the Storage Area in the amount of $56.50 per rentable square foot of the Storage Area per year.

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3.
Operating Expenses and Other Charges. For the avoidance of doubt, Tenant shall continue to pay Tenant’s Share of 600/700 Building, Tenant’s Share of 1400 Building, and all other amounts due and payable under the Lease as set forth in the Lease.
4.
OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
5.
Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Third Amendment and that no Broker brought about this transaction, other than CBRE and Newmark. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE and Newmark, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Third Amendment.
6.
Miscellaneous.
a.
This Third Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Third Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Third Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.
c.
This Third Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Third Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Except as amended and/or modified by this Third Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Third Amendment. In the event of any conflict between the provisions of this Third Amendment and the provisions of the Lease, the provisions of this Third Amendment shall prevail. Whether or not specifically amended by this Third Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Third Amendment.
e.
Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant’s agents, servants, employees, invitees and contractors to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.

TENANT:

KORRO BIO, INC.,
a Delaware corporation

By: /s/ Ram Aiyar

Name: _ Ram Aiyar____________________________
Its: Chief Executive Officer

□ I hereby certify that the signature, name, and title
above are my signature, name and title.

LANDLORD:

ARE-MA REGION NO. 59, LLC,

a Delaware limited liability company

By: Alexandria Real Estate Equities, L.P.,

a Delaware limited partnership,

managing member

By: ARE-QRS Corp.,

a Maryland corporation,

general partner

By:/s/ Scott A. Sherwood
Its: Vice President, Real Estate Legal Affair

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